                                                                       EXHIBIT 5

                    [LETTERHEAD OF MANATT PHELPS PHILLIPS]


File No: 11629-044



                                 June 26, 1997


Keystone Automotive Industries, Inc.
700 East Bonita Avenue
Pomona, California  91767

     Re:  Registration Statement on Form S-1
          ----------------------------------

Gentlemen:

     We have acted as special counsel for Keystone Automotive Industries, Inc., a California corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 850,000 shares (the "Shares") of the Company's Common Stock, no par value (of which 110,000 shares may be issued pursuant to an option granted to the underwriters to cover over-allotments, if any), pursuant to that certain Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) promulgated under the Securities Act. The Registration Statement is to be filed in connection with the proposed public offering described in that certain Registration Statement on Form S-1 (File No. 333-28709) filed with the Commission on June 6, 1997, as the same has been amended to date, which was declared effective by the Commission on June 26, 1997 (the "Prior Registration Statement").

     In rendering the opinions contained herein, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction to be complete and accurate, of the following:

     1. Amended and Restated Articles of Incorporation of the Company, as amended to date;

     2.  Amended and Restated Bylaws of the Company, as amended to date;

     3.  Registration Statement;

     4.  Prior Registration Statement;

Keystone Automotive Industries, Inc.
June 26, 1997
Page 2


     5. Records of proceedings of the Board of Directors of the Company pertaining to the issuance of the Shares; and

     6. Proposed form of Underwriting Agreement filed as Exhibit 1.1 to the Prior Registration Statement, as the same has been amended to date (the "Underwriting Agreement").

     With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

     In rendering the opinions expressed below, we have relied as to certain factual matters on certificates executed by officers of the Company. While we have no reason to believe that the officers executing such certificates did not have personal knowledge of the matters contained therein or did not accurately set out such knowledge in such certificates, we did not independently verify the matters set forth in such certificates. We have also obtained and relied on certificates and other communications from governmental authorities as to matters concerning the due incorporation, valid existence and good standing of the Company.

     Based upon the foregoing and subject to receipt of the following documents or satisfaction of the following conditions:

           (a) The effectiveness of the Registration Statement in accordance with Rule 462(b);

           (b) As required, exemptive orders, permits, licenses or no action letters issued by the appropriate regulatory or governmental agencies in the states where the offer and sale of the Shares is to be made;

           (c) All other conditions and legal requirements necessary to consummate the transactions contemplated by the Underwriting Agreement; and

           (d) The due execution and delivery of the Underwriting Agreement; upon which our opinions are expressly conditioned, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing under the laws of the State of California.

     2. The issuance and sale of the Shares have been duly authorized and, when issued and delivered against payment therefor as provided in the Underwriting Agreement, will be validly issued by the Company, fully paid and nonassessable.

Keystone Automotive Industries, Inc.
June 26, 1997
Page 3


     We are members of the Bar of the State of California. This opinion is limited to the current laws of the State of California and the United States of America, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should the current laws of the State of California or the United States of America be changed by legislative action, judicial decision or otherwise.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

                              Respectfully submitted,


                              /s/ Manatt, Phelps & Phillips, LLP

                              Manatt, Phelps & Phillips, LLP